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                                                                  Exhibit 4.4(b)

                             THE LAZARE KAPLAN 401(K) PLAN
                                          FOR
                                SAVINGS AND INVESTMENTS

                                  ADOPTION AGREEMENT





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EMPLOYER INFORMATION

     A.   NAME OF EMPLOYER:

          NAME   LAZARE KAPLAN INTERNATIONAL INC.       TAX I.D.# 13-2728690
                 -------------------------------                  ----------
          ADDRESS   529 FIFTH AVENUE                    TELEPHONE (212) 972-9700
                  -------------------------------------          ---------------

                             -----------------------

          CITY     NEW YORK        STATE  NEW YORK         ZIP CODE    10017
                   --------               --------                     -----
          CONTACT PERSON   SHELDON L. GINSBERG    TELEPHONE  (212) 972 9700
                         ------------------------           ---------------


     B.   NAME OF PLAN ADMINISTRATOR:

          NAME   SHELDON L. GINSBERG
                 -------------------
          ADDRESS         529 FIFTH AVENUE            TELEPHONE (212) 972-9700
                        -----------------------------          ---------------

                             -----------------------

          CITY     NEW YORK         STATE  NEW YORK         ZIP CODE    10017
                   --------                ---------                    -----

          IF NONE HAS BEEN NAMED, THE EMPLOYER WILL BECOME THE
          ADMINISTRATOR USING THE EMPLOYER'S ADDRESS.

     C.   PLAN'S AGENT FOR SERVICE OF LEGAL PROCESS:

          NAME  MR. FREDERICK CUMMINGS, C/O WARSHAW, BURSTEIN, COHEN,
                -----------------------------------------------------
                SCHLESINGER & KUH
                ------------------

          ADDRESS         555 FIFTH AVENUE     TELEPHONE (212) 972-9100

                             -----------------------

                          ----------------                -------------
          CITY     NEW YORK        STATE  NEW YORK         ZIP CODE    10017
                   --------               --------                     -----
                                       OR (X)

          [ ]    USE EMPLOYER'S ADDRESS.

     D.   KEY OPERATING DATES (X):

          [ ] DATE BUSINESS COMMENCED       /  /1903
                                          --  --  ----
          [ ] INCORPORATION DATE  08 / 04 / 72
                                  --   --   --
          [ ] FISCAL YEAR END  05 / 31
                               --   --
     E.   BUSINESS FORM (X): CHECK ONE OR MORE, AS APPROPRIATE)

          [X] CORPORATION

          [ ] PROFESSIONAL SERVICE GROUP

          [ ] S CORPORATION

          [X] CONTROLLED GROUP (IF YES, ONE OR MORE OF THE ABOVE MUST BE
              CHECKED)



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II      PLAN INFORMATION

        A.     NAME OF PLAN: LAZARE KAPLAN INTERNATIONAL INC. -
                             401k PLAN FOR SAVINGS AND INVESTMENT

                             -----------------------

                             (YOUR ORGANIZATION'S LEGAL NAME FIDELITY MASTER PLAN'sm' FOR SAVINGS AND INVESTMENTS)

        B.     STATUS OF PLAN (X):
               [X]    NEW PLAN

               [ ] AMENDMENT OR CONVERSION FROM ANOTHER DEFINED CONTRIBUTION PLAN (NOT SUBJECT TO CODE SECTION 417)

        C.     TYPE OF PLAN:

                      401(k) AND PROFIT SHARING PLAN (MATCHING EMPLOYER CONTRIBUTIONS AND DISCRETIONARY PROFIT SHARING CONTRIBUTIONS).

                                               OR (X)

               [ ]  401(k) PLAN (NO MATCHING EMPLOYER CONTRIBUTIONS).

               [ ]  401(k) PLAN (NO DISCRETIONARY PROFIT SHARING CONTRIBUTIONS).

               [ ]  PROFIT SHARING.

        D.     PLAN YEAR:  THE EMPLOYER'S FISCAL YEAR.
                                               OR (X)

               [X]    CALENDAR YEAR.
               [ ]    ____________ (OTHER).

        E.     EFFECTIVE DATE:
                      THE FIRST DAY OF THE CURRENT EMPLOYER FISCAL YEAR.
                                               OR (X)
               [X]    JANUARY 1, 1990             (COMPLETE).
                      ______________________

        F.     ENTRY DATE:

                      FIRST DAY OF THE MONTH FOLLOWING COMPLETION OF ELIGIBILITY REQUIREMENTS.
               [X] FIRST DAY OF THE MONTH JUST AFTER THE PLAN YEAR QUARTER DURING WHICH ELIGIBILITY REQUIREMENTS ARE FIRST MET. (QUARTERLY ENTRY DATES.)
               [ ] FIRST DAY OF THE MONTH JUST AFTER THE FIRST OR SECOND HALF OF THE PLAN YEAR DURING WHICH THE ELIGIBILITY REQUIREMENTS ARE FIRST MET.
                      (SEMIANNUAL ENTRY DATES.)

        G. LIMITATION YEAR: (FOR PURPOSES OF APPLYING THE ANNUAL MAXIMUM CONTRIBUTION PER PERSON UNDER CODE SECTION 415.)

                      THE TWELVE MONTH PERIOD CORRESPONDING WITH THE PLAN YEAR.
                                              OR (X)

               [ ] THE TWELVE MONTH PERIOD CORRESPONDING WITH THE CALENDAR YEAR.

               [ ] THE TWELVE MONTH PERIOD CORRESPONDING WITH THE FISCAL YEAR.



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        H.     EMPLOYEES ELIGIBLE:
                      ALL EMPLOYEES OF THE EMPLOYER, EXCLUDING THOSE EMPLOYEES
                      FOR WHOM RETIREMENT BENEFITS HAVE BEEN THE SUBJECT OF GOOD
                      FAITH NEGOTIATIONS.
                                              OR (X)
               [X]    ALL EMPLOYEES OF THE EMPLOYER.
               [ ]    EMPLOYEES COVERED BY COLLECTIVE BARGAINING AGREEMENT.
               [ ]    OTHER_________________________

III     INVESTMENT INFORMATION

        A.     INVESTMENT DIRECTION:
                      PARTICIPANTS MAY DIRECT THE INVESTMENT OF THEIR ACCOUNTS.
                                              OR (X)
               [ ] PARTICIPANTS MAY NOT DIRECT THE INVESTMENT OF THEIR ACCOUNTS (I.E., THE EMPLOYER WILL DIRECT THE TRUSTEE).

        B.     NUMBER OF INVESTMENT FUNDS:
                      FIVE FUNDS.
                                              OR (X)
               [ ] ______________ FUNDS. (FEWER THAN FIVE.)

        C.     FUNDS TO INCLUDE GROUP ANNUITY CONTRACT(S):
                      GROUP ANNUITY CONTRACTS NOT PERMITTED.
                                              OR (X)
               [ ]    GROUP ANNUITY CONTRACT(S) PERMITTED.

        D.     FUNDS TO INCLUDE CERTIFICATES OF DEPOSIT:
                      CERTIFICATES OF DEPOSIT NOT PERMITTED.
                                              OR (X)
               [ ]    CERTIFICATES OF DEPOSIT PERMITTED.

        E.     FUNDS TO INCLUDE BANK COMMINGLED POOLED FUNDS:
                      BANK COMMINGLED POOLED FUNDS NOT PERMITTED.
                                              OR (X)
               [ ]    BANK COMMINGLED POOLED FUNDS PERMITTED.

        F.     MULTIPLES OF FUNDS AND FREQUENCY OF INVESTMENT CHANGES:
                      MULTIPLES OF 10% WITH FOUR OPPORTUNITIES, EFFECTIVE AS OF VALUATION DATES, TO CHANGE INVESTMENTS DURING PLAN YEAR.
                             OR (X) AND COMPLETE AS APPROPRIATE

               [ ] MULTIPLES OF____________ WITH ___________ OPPORTUNITIES, EFFECTIVE AS OF VALUATION DATES, TO CHANGE INVESTMENTS DURING PLAN YEAR (MUST BE LESS THAN OR EQUAL TO THE NUMBER OF PLAN VALUATIONS DURING PLAN YEAR).



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IV      ELIGIBILITY

        A.     ELIGIBILITY FOR ENROLLMENT:
                      ENTRY DATE AFTER ATTAINMENT OF AGE 21 AND COMPLETION OF ONE YEAR OF SERVICE (1,000 HOURS).
                           OR (X) SELECT TWO (AGE AND LENGTH OF SERVICE),
                           AS APPROPRIATE

            [X][X]  NO AGE REQUIREMENT.
               [ ]  NO LENGTH OF SERVICE REQUIREMENT.          NOTE: ALL EMPLOYEES EMPLOYED
            [X][X]  12 (MONTHS OF SERVICE, NOT TO EXCEED 12)         ON THE EFFECTIVE DATE
               [ ]  AGE ____ (NOT TO EXCEED 21).                     BECOME IMMEDIATELY
                                                                     ELIGIBLE.

        B.     ELIGIBILITY SERVICE:
                      MEASURED FROM DATE OF HIRE AND THEREAFTER MEASURED FROM THE FIRST DAY OF THE PLAN YEAR WHICH INCLUDES AN EMPLOYEE'S DATE OF HIRE (EXCLUDING SERVICE WITH A PREDECESSOR EMPLOYER, I.E., EARLIER BUSINESS FORM OF CURRENT EMPLOYER).
                                              OR (X)

               [ ] THE PERIOD DESCRIBED ABOVE BUT INCLUDING SERVICE WITH A PREDECESSOR EMPLOYER.

               [ ] THE TWELVE-MONTH PERIOD MEASURED FROM THE FIRST DAY OF THE MONTH WHICH INCLUDES THE DATE OF HIRE (IF NO INITIALLY SATISFIED DURING THE TWELVE MONTH PERIOD BEGINNING WITH DATE OF HIRE, EXCLUDING SERVICE WITH A PREDECESSOR EMPLOYER).

V.      VESTING

        A. VESTING FOR EMPLOYER CONTRIBUTIONS: (APPLIES TO MATCHING AND/OR DISCRETIONARY EMPLOYER CONTRIBUTIONS.)
                      20% VESTING AFTER THREE YEARS OF SERVICE, INCREASED BY 20%
                      FOR EACH YEAR THEREAFTER WITH 100% VESTING AT SEVEN YEARS.
                                              OR (X)
               [ ]    100% IMMEDIATE VESTING.
               [ ]    20% VESTING FOR EACH YEAR OF SERVICE WITH 100% VESTING
                      AFTER FIVE YEARS OF SERVICE.
               [ ]    100% VESTING AT COMPLETION OF FIVE YEARS OF SERVICE.
               [ ]    OTHER: 33 1/3 AFTER TWO YEARS, 66 2/3 AFTER THREE YEARS,
                      100% AFTER FOUR YEARS OF SERVICE.
                     (Must be 100% no later than at completion of seven years of service.)

        B.     VESTING SERVICE:
                      The twelve month period which corresponds with the plan year during which eligibility requirements are first met (excluding service with a predecessor employer, i.e., earlier business form of current Employer).
                                              or (X)



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               [ ]    The twelve month period described above but including
                      service with a predecessor employer.
               [ ] The twelve month period beginning with the first day of the month during which an Employee was hired (excluding service with a predecessor employer).

VI      COMPENSATION

               Total compensation for W-2 purposes for each Employee during taxable year ending on or within plan year.
                             or (X) one or more, as appropriate
               [ ]    Excluding overtime.
               [X]    Excluding bonuses.
               [ ]    Excluding commissions.
               [ ]    Excluding any other form of remuneration
                      (as described below):
               INCOME FROM SURRENDER OF STOCK OPTIONS
               ______________________________________

VII     CONTRIBUTIONS

        A. EMPLOYEE PRE-TAX CONTRIBUTIONS: (Complete if item IIC includes 401(k) feature.)
                      Up to 20% of compensation (but not to exceed $7,313 in 1988 and adjusted thereafter by the Secretary of the Treasury).
                                              or (X)
               [ ] Up to _____% of compensation (less than 20% but not to exceed $7,313 in 1988 and adjusted thereafter by the Secretary of the Treasury).

        B.     VOLUNTARY POST-TAX CONTRIBUTIONS:
                      Employees may make contributions from after-tax
                      compensation.
                                              or (X)
               [X]    Voluntary contributions not permitted.
               [ ]    Voluntary contributions not permitted for "Highly
                      Compensated"  Employees.*

--------
            * This option will simplify IRS discrimination testing. Highly Compensated Employees include Employees who:

           (1)    are more than 5% owners of the Employer;
           (2) receive more than $75,000 in compensation from the Employer;
           (3) received more than $50,000 in compensation from the Employer and are one of the highest paid 20% of Employees; or
           (4) are officers of the Employer and receive compensation greater than $45,000.




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        C.   LUMP SUM POST-TAX VOLUNTARY CONTRIBUTIONS:
                   Minimum lump sum is $100 during any three month period.
                                or (X) and complete as appropriate
                  [ ] Minimum lump sum is $_______ during any ____ month period.

        D.     MATCHING EMPLOYER CONTRIBUTIONS:

                      To be determined annually as a number of cents per dollar of Employee contributions up to a maximum of six percent of Employee pre-tax contributions.

                     or (X) one of the following and complete as appropriate
               [ ]    No matching Employer contributions.
               [ ]    Matching Employer contributions will be equal to $____ for each $1.00 contributed by employees up to a maximum of ______% of Employee compensation.

               [ ] Matching Employer contributions will be equal to $____ for each $1.00 contributed by Employees up to a maximum of ____% of Employee pre- or post-tax contributions.
                      It is anticipated that the employer match will be:
                      Matching employer contribution will be equal to $.50 for each $1.00 contribution by the employees up to a maximum of 6% of employee compensation on the first $20,000.00 of earnings provided that consolidated Lazare Kaplan International Inc. pretax earnings for the fiscal year contained within the current calendar year exceeds $3.5 million. Matching contribution will be made at the end of each calendar year.

        E.     ELIGIBILITY FOR EMPLOYER CONTRIBUTIONS:
                      Participants must be employed as of the last day of the plan year to be eligible for Employer contributions (except for retirement, death or disability).
                                              or (X)

               [ ] Participants who have completed at least 1,000 hours of service during the plan year will be eligible for an Employer contribution (regardless of whether employed as of the last day of the plan year).

VIII    WITHDRAWALS

        A.     HARDSHIP WITHDRAWALS:
                      Permitted from Employee elective (i.e., pre-tax)
                      contributions ($500 minimum).
                                              or (X)
               [ ]    Permitted from Employee elective (i.e., pre-tax)
                      contributions ($1,000 minimum).
               [ ]    Hardship withdrawals not permitted.



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        B.     HARDSHIP WITHDRAWALS:
                      Documentation not required from Employees that funds are not available from other sources (results in suspension from Plan for 12 months).
                                              or (X)
               [ ] Documentation required from Employees that funds are not available from other sources.

        C.     WITHDRAWAL OF VOLUNTARY CONTRIBUTIONS:
                      Employees may withdraw a minimum of $500 (including a pro rata portion of earnings per IRS requirements).
                                OR (X) AND COMPLETE AS APPROPRIATE
                [ ] Employees may withdraw a minimum of $__________ (not less than $500 including a pro rata portion of earnings per IRS requirements).

IX      RETIREMENT INFORMATION
        A.     NORMAL RETIREMENT DATE:

                      First day of the month after attainment of age 65.
                                OR (X) AND COMPLETE AS APPROPRIATE
               [ ] First day of the month after attainment of age _____. (Benefits must begin by the end of the Plan Year in which a participant attains age 65 unless the participant elects to receive a distribution at a later date).

        B.     EARLY RETIREMENT DATE:
                      First day of the month after attainment of age 55.
                                OR (X) AND COMPLETE AS APPROPRIATE

               [ ] First day of the month after attainment of age 55 and completion of Four years of service.

        C.     DISABILITY RETIREMENT:

                      Employee must satisfy requirement for benefits under Employer's Long-Term Disability Plan.
                                              or (X)
               [ ] Employee must be eligible for Social Security disability benefits.
               [ ] Employee must be determined disabled by a Physician selected by the Plan Administrator.

X       FORFEITURES

                      Will be added to accounts of remaining participants.
                                              or (X)

               [X] Will be applied to reduce Employer contributions in subsequent years.
                                                AND



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                      Amounts forfeited by Highly Compensated Employees under
                      Section 6.12 will be added to the accounts of non-Highly Compensated Participants.

                                              or (X)
               [ ] Will be allocated to the accounts of non-Highly Compensated Participants entitled to an Employer Matching contribution for the Plan Year as described in Section 6.13

XI      PARTICIPANT LOANS

                      Permitted from all accounts to the extent vested ($500
                      minimum).
                                              or (X)
               [X]    Permitted from all accounts ($1,000 minimum).
               [ ]    Permitted but only from Employee elective (i.e., pre-tax)
                      contributions ($__________ minimum).
               [ ]    Loans not permitted.

XII OTHER PLANS (Complete only if applicable. See Section 6.9 of the Basic Plan Document.)

        A. If the Employer maintains or ever maintained another qualified Defined Contribution Plan (other than a master or prototype plan), specify below a method to be used each year to assure that total contributions for each Participant and forfeitures do not exceed the allowable limits. The limit is 25% of Compensation, up to $30,000, for profit sharing, money purchase pension or any combination of plans. In addition, if the Employer maintains or ever maintained a Defined Benefit Plan, indicate below how contributions will be apportioned so that total contributions (for all plans) do not exceed the limits described in Section 6.8 of the Basic Plan Document. In either case, the method must operate automatically without any further action by the Employer.*

               -----------------------------------------------------------------

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               -----------------------------------------------------------------

               * If the Employer maintains another Defined Contribution Plan specify to which Plan the reduction will be made so that the limits described above will not be exceeded. If the Employer maintains a Defined Benefit Plan the maximum benefit under the Defined Benefit Plan and the maximum contribution to this Plan may not exceed 125% of the maximum allowable limits under Code Section 415 as adjusted from time to time (for 1988 the maximum Defined Benefit that may be provided is the lessor of $94,023 or 100% of compensation). In this situation specify which Plan will be adjusted so that the overall limits described above will not be exceeded. Normally the reduction should be made to the Defined Benefit Plan.




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        B.     The minimum allocation required under Section 12.3 of the Basic
               Plan Document on behalf of each Participant who is not a Key Employee and who is covered under another qualified plan maintained by the Employer will be provided (X):
               [ ] under the Plan.
               [ ] under the ______________________________________ Plan.
                (Indicate other Plan under which the requirement
                               will be satisfied.)

        C. State the interest and mortality rates for any Defined Benefit Plan maintained by the Employer (This determines the definition of Present Value in Section 12.2 of the Basic Plan Document.)
                      Interest Rate _________%.
                      Mortality Table ________.

XIII    ADDITIONAL EMPLOYER AGREEMENT

               The Employer agrees that Plan contributions will be invested in a majority of Fidelity mutual funds.

               The Employer acknowledges that he has consulted his attorney with reference to this Plan and Trust Agreement.

               The Employer will file all reports and make all disclosures as to this Plan required by Federal and State law.

               If Participants may direct the investment of their accounts, the Employer will ascertain that a Participant has received the appropriate prospectus(es) before instructing the Trustee to invest a contribution for the Participant in mutual fund(s).

               An Employer which has ever maintained or later adopts any Plan (including certain welfare benefits funds) in addition to this Plan may not rely on the IRS opinion letter concerning this Plan and must apply to an IRS Key District Office for a determination letter if the Employer wishes assurance that this Plan is qualified.

XIV     EMPLOYER'S ADOPTION

               Plan Number:    001
                               ---


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               Employer signature(s) to adopt Plan:

               /s/ Sheldon L. Ginsberg
               ------------------------------------------------
               /s/ Leon Tempelsman
               ------------------------------------------------
               Please print name(s) of authorized person(s) signing above:

                S.L. GINSBERG                        Date   9/25/89
                -----------------------------------         -------
                L. TEMPELSMAN                        Date   9/25/89
                -----------------------------------         -------

XV      ACCEPTANCE OF TRUSTEE(S)

               Acceptance as Trustee is agreed to in accordance with the terms and conditions of the Plan, effective as of the date of execution by the Employer as set forth above.

               By Trustee   /s/ Sheldon L. Ginsberg                                   9/25/89
                          ------------------------------    ---------------------     -------
                                                            (Trustee's Tax I.D.#)      (Date)

               By Trustee   /s/ Leon Tempelsman                                       9/25/89
                           -----------------------------    ---------------------     -------
                                                            (Trustee's Tax I.D.#)      (Date)

               By Trustee   /s/ Robert Speisman                                       9/25/89
                         -------------------------------    ---------------------     -------
                                                            (Trustee's Tax I.D.#)      (Date)

               Address of Trustee(s):

                  c/o LAZARE KAPLAN INTERNATIONAL INC.
          --------------------------------------------------------------------

           529 FIFTH AVENUE
          --------------------------------------------------------------------

           NEW YORK, NEW YORK  10017
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          NOTE:  TAX I.D. # TO BE SUPPLIED



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